SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 13, 2004
Date of Earliest Event Reported: May 12, 2004

OPENTV CORP.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands
(State or Other Jurisdiction of Incorporation)

001-15473	98-0212376
(Commission File Number)	(I.R.S. Employer Identification No.)

275 Sacramento Street
San Francisco, California 94111
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 962-5000

Item 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On May 12, 2004, the Registrant announced that James Ackerman has stepped down as Chief Executive Officer of the Registrant and that James Chiddix, Executive Chairman of the Board of the Registrant, has assumed the additional role of Chief Executive Officer. In addition, the Registrant announced that Mr. Ackerman has agreed to assist Mr. Chiddix for a transitional period before leaving the Registrant later in the year. A copy of the press release regarding these matters is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of business acquired

None

(b)	Pro forma financial information

None

(c)	Exhibits

99.1	Press Release issued May 12, 2004 by the Registrant.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2004

OPENTV CORP.
By:	/s/ Richard Hornstein
	Name:	Richard Hornstein
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued May 12, 2004 by the Registrant.